EXHIBIT 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Second Amendment") is made by and among Piccadilly Cafeterias, Inc. (the "Borrower"), Hibernia National Bank and Branch Banking and Trust Company (collectively, the "Banks" and individually, a "Bank"), effective as of July 31, 2001 (the "Effective Date"). This Agreement amends the Amended and Restated Credit Agreement dated as of December 21, 2000, as previously amended by First Amendment to Amended and Restated Credit Agreement dated as of June 15, 2001, made by and among the Borrower, the Banks and others (collectively, the "Restated Credit Agreement").

The Borrower has requested that the Restated Credit Agreement be further amended and the Banks have agreed to further amend the Restated Credit Agreement on the following terms and conditions.

Amendment to Section 3.02. Section 3.02 of the Restated Credit Agreement is amended in its entirety to read as follows:

Section 3.02 Advance Requests. For each Advance requested by the Borrower, the Borrower shall provide the Administrative Agent with a written request in a form acceptable to the Administrative Agent prior to 11:00 a.m. (New Orleans, Louisiana time), accompanied by an Officer's Certificate that includes the aggregate amount of cash and Cash Equivalents of the Borrower and all Restricted Subsidiaries as of date of the Advance request. In the event an Advance is not funded on the date of the Advance request, the Administrative Agent may request an updated Officer's Certificate that includes the aggregate amount of cash and Cash Equivalents of the Borrower and all Restricted Subsidiaries as of a date specified by the Administrative Agent. Requested Advances shall be available only in amounts of at least $500,000.00, each, and in increments of $50,000.00 above that amount. The Banks shall not be required to make any requested Advance if the amount of the requested Advance, plus the aggregate amount of cash and Cash Equivalents of the Borrower and all Restricted Subsidiaries at the time of the Advance request or the date the Advance is to be made, exceeds $1,000,000.00. Each requested Advance shall be conclusively deemed to have been made at the request of and for the benefit of the Borrower (a) when credited to any deposit account of the Borrower maintained with the Administrative Agent or any Bank, or (b)when advanced in accordance with the instructions in the written request for the Advance. All or part of a requested Advance may be initially made as a Euro-Dollar Loan, provided that the Borrower furnishes the Administrative Agent with the requisite advance written notice of a Euro-Dollar Loan election for the requested Advance.

Amendment to Section 8.03. Section 8.03 of the Restated Credit Agreement is amended in its entirety to read as follows:

Section 8.03 Minimum Consolidated Tangible Net Worth. As of the fiscal quarter ending September 30, 2001, the Borrower shall have a Consolidated Tangible Net Worth of at least $25,000,000.00. Beginning with the fiscal quarter ending December 31, 2001, and as of each fiscal quarter end thereafter, the Borrower shall maintain a Consolidated Tangible Net Worth of at least, (a) $24,254,000.00 (which amount is the Consolidated Tangible Net Worth of the Borrower as of June 30, 2001, minus $3,000,000.00), plus (b) 50% of the cumulative Consolidated Net Income of the Borrower and its Restricted Subsidiaries after June 30, 2001 (if positive), plus (c) 100% of the Net Proceeds of any Qualified Equity Offering after December 21, 2000.

Excess Cash Flow Representations and Warranties. The Borrower hereby represents and warrants to the Banks that (a) the Excess Cash Flow of the Borrower for the fiscal year ending June 30, 2001, did not exceed $2,500,000.00, (b) the Borrower will not be obligated to make any Excess Cash Flow Offer under the Indenture or the Term Loan Credit Agreement for the fiscal year ending June 30, 2001, and (c) the Borrower will not make any Excess Cash Flow Offer or Additional Excess Cash Flow Offer under the Indenture or the Term Loan Credit Agreement for the fiscal year ending June 30, 2001.

Reduced Commitments. The Borrower and the Banks acknowledge and agree that, as the result of Asset Sales allowed under the Restated Credit Agreement, as of the Effective Date, the aggregate of all Commitments under the Restated Credit Agreement has been reduced to $14,394,000.00, allocated between the Banks as follows:

Hibernia National Bank $ 11,515,200.00
Branch Banking and Trust Company $ 2,878,800.00

Acceptable Accountants' Report. The Banks hereby agree that a "going concern" explanatory paragraph included in the Accountants' Report of the audited financial statements of the Borrower for the fiscal year ending June 30, 2001, shall be acceptable to the Banks, provided that the explanatory paragraph expressly states that it is based principally on the potential inability of the Borrower, in the future, to comply with the financial covenants included in Article VIII of the Restated Credit Agreement. The Banks further agree that the inclusion of such an explanatory paragraph in the Accountants' Report of the audited financial statements of the Borrower for the fiscal year ending June 30, 2001, shall not cause a Default or an Event of Default to occur under the Restated Credit Agreement.

Amendment Fee. The Borrower agrees to pay an amendment fee of $21,591.00 due and payable to the Administrative Agent, in full, upon execution of this Agreement. After the amendment fee is collected, the Administrative Agent shall remit $14,394.00 to Hibernia National Bank as its share of the amendment fee, and $7,197.00 to Branch Banking and Trust Company as its share of the amendment fee.

No Novation. This Second Amendment shall not in any manner constitute or be construed to constitute a novation, discharge, forgiveness, extinguishment or release of any obligation for amounts due under the Restated Credit Agreement, which obligations, as amended hereby, shall continue in full force and effect, and retain the same ranking, priority and order as prior hereto, in accordance with the terms of the Restated Credit Agreement. The Borrower hereby confirms and ratifies all of the security as described in the Restated Credit Agreement, and all notes, mortgages, pledges, security agreements, and other agreements executed in connection therewith, all of the foregoing to secure all amounts described in the Restated Credit Agreement.

Representations and Warranties. The Borrower hereby confirms, reaffirms, and restates the representations, warranties, affirmative covenants and negative covenants set forth in the Restated Credit Agreement. The Borrower also represents and warrants that there has been no undisclosed material adverse change in (a) the business operations of the Borrower, (b) the management of the Borrower, and/or (c) any other facts, circumstances or conditions upon which the Banks have relied or utilized in making their decision to enter into this Second Amendment.

Release. In consideration of the Banks' consent to enter into this Second Amendment, the Borrower agrees that all disputes and claims whatsoever of any kind or nature which the Borrower presently has or may have against the Administrative Agent, the Collateral Agent or any Bank are fully and finally released, compromised and settled. The Borrower, for itself and its successors in interests and assigns, does hereby expressly release and forever relieve, discharge and grant full acquittance to the Administrative Agent, the Collateral Agent and the Banks for and from any and all causes of action, suits, claims, debts, obligations or liabilities of any nature whatsoever, known or unknown, alleged or not alleged, which the Borrower has or may have against the Administrative Agent, the Collateral Agent, any Bank, or the agents, attorneys, officers, employees, directors and shareholders of the Administrative Agent, the Collateral Agent or any Bank, as of the date of the Effective Date. This release shall be construed to have the broadest possible scope.

Definitions. Terms defined in the Restated Credit Agreement shall have their defined meanings when used herein, except as otherwise provided for herein.

Limited Effect. Except as amended and modified herein, the Restated Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

Governing Law. This Second Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Louisiana.

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THE BORROWER AND THE BANKS EACH ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS SECOND AMENDMENT, AND EACH AGREES TO ITS TERMS. THIS SECOND AMENDMENT IS DATED AS OF JULY 31, 2001.

PICCADILLY CAFETERIAS, INC.,
as the Borrower

By:    /S/ MARK L. MESTAYER
Name:    Mark L. Mestayer
Title: Executive Vice President, Treasurer
          and Chief Financial Officer

3232 South Sherwood Forrest Boulevard
Baton Rouge, Louisiana 70821-2467
Attention:     Mark L. Mestayer
                  Chief Financial Officer
Telecopy Number: 504-296-8370
Telephone Number: 504-293-9440

HIBERNIA NATIONAL BANK,
as a Bank

By:   /S/ JANET O. RACK
Name: Janet O. Rack
Title: Senior Vice President

440 Third Street -- 6th Floor
Baton Rouge, Louisiana 70801
Attention:     Janet Rack
                       Senior Vice President
Telecopy Number: 225-381-2003
Telephone Number: 225-381-2140

BRANCH BANKING AND TRUST COMPANY,
as a Bank

By:    /S/ THATCHER L. TOWNSEND III
Name: Thatcher L. Townsend III
Title: Senior Vice President

Lending Office:

110 South Stratford Road
Post Office Box 15008
Winston-Salem, North Carolina 27113-5008
Attention: Corporate Accounts Division
Telecopy Number: 336-733-3254
Telephone Number: 336-733-3245